               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report(Date of earliest event reported): December 9, 2005
                                                 ----------------


                 Alfa International Holdings Corp.
    ------------------------------------------------------
    (Exact name of registrant as specified in its charter)



   Delaware                0-17264            20-2876380
----------------         -------------      ---------------
(State or other          (Commission        (IRS Employer
jurisdiction of          File Number)       Identification
incorporation)                                  Number)


350 Fifth Avenue, Suite 1103, New York, N.Y.       10118
---------------------------------------------   ----------
  (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code (212)563-4141
                                                   -------------


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:


[ ] Written communication pursuant to Rule 425 under the Securities Act;
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 1.01 Entry into a Material Definitive Agreement


On December 8, 2005, Alfa International Holdings Corp. (the "Company")entered into a Securities Purchase Agreement (the "Purchase Agreement") with Cornell Capital Partners, LP ("Cornell"). Upon the terms and subject to the conditions contained in the Purchase Agreement and other documents executed coincident with the Purchase Agreement (collectively, the "Transaction Documents"), the Company agreed to sell to Cornell and Cornell agreed to purchase up to $500,000 of secured convertible debentures (each, a "Convertible Debenture"). Pursuant to the Purchase Agreement, on December 8, 2005 Cornell purchased a Convertible Debenture from the Company in the face amount of $250,000 for a like amount. The principal sum together with accrued but unpaid interest at an annual rate of 10% is payable on or before December 7, 2008.

The Company has the right, with three business days advance written notice, to redeem a portion or all amounts outstanding under the Convertible Debenture prior to its maturity date as follows: we must pay an amount equal to the principal amount outstanding and being redeemed plus accrued interest thereon, plus a redemption premium of 20% of such principal amount being redeemed.

The Convertible Debenture is convertible into shares of the Company's $0.001 par value common stock ("Common Stock") at the option of its holder. The number of shares of Common Stock issuable upon a conversion equals the quotient obtained by dividing the then outstanding amount of the Convertible Debenture plus accrued interest thereon to be converted by a price per share equal to 90% of the lowest volume weighted average price ("VWAP") of the Company's Common Stock during the fifteen trading days immediately preceding the conversion date, subject to adjustments set forth in the Convertible Debenture (the "Conversion Price"). If, however, at the time of any conversion:

(1) the number of shares of Common Stock authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal and interest in shares of Common Stock; (2) the Common Stock is not listed or quoted for trading on the NASDAQ OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market, New York Stock Exchange or American Stock Exchange; (3) the Company has failed to timely satisfy the conversion; or (4) the conversion would be prohibited by the terms of the Convertible Debenture, then, at the option of the holder of the Convertible Debenture, the Company, in lieu of delivering shares, must deliver, an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due thereon divided by the Conversion Price then in effect and multiplied by the highest closing price for a share of Common Stock from date of the conversion notice until the date that such cash payment is made. Other adjustments to the Conversion Price are similar to the adjustments to the Exercise Price of the Warrant which the Company issued to Cornell as described below.

There is no limit to the number of shares of Common Stock the Company may be required to issue to satisfy its obligations under the Convertible Debenture. Any decline in the market price of the Common Stock will increase the number of shares of Common Stock the Company would otherwise be required to issue.

A holder of the Convertible Debenture may not convert or receive shares as payment of interest to the extent such conversion or receipt of such interest payment would result in the holder, together with any affiliate of the holder, beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest.

Except for shares to be issued in connection with the Purchase Agreement, upon the exercise of any outstanding stock options, upon the exercise of any outstanding Common Stock purchase warrants or upon the conversion of, or the payment of dividends on, our presently outstanding shares of Series B Preferred Stock, so long as any of the principal amount or interest on the Convertible Debenture remains unpaid and unconverted, the Company may not, without the prior consent of the holder of the Convertible Debenture:

(i) issue or sell any Common Stock or preferred stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance,

(ii) issue or sell without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, any preferred stock, warrant, option (except for options issued to employees pursuant to the Company's existing stock option plan), right, contract, call, or other security or instrument granting the holder the right to acquire Common Stock,

(iii) other than security interests in connection with Contact Sports, Inc. which the Company has disclosed to Cornell, enter into any security instrument granting the holder a security interest in any of the assets of the Company, Contact Sports, Inc. or Ty-Breakers Corp., or

(iv) file any registration statements on Form S-8 registering more than 10% of the Company's outstanding shares of Common Stock as of the date hereof under the Company's employee stock option plan.

If an event of default, as defined in the Convertible Debenture, occurs, the holder may declare the entire unpaid balance of principal and interest due and payable. Among the defined events of default are the failure of the shares of Common Stock to be quoted for trading or listed for trading on the NASDAQ OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market, New York Stock Exchange or the American Stock Exchange or the legal inability of the holder to sell the underlying shares under the registration statement described below or a failure by the Company to file such registration within the time period described below.

The Convertible Debenture is secured pursuant to the terms of a Pledge and Escrow Agreement the Company entered into on December 8, 2005 with Cornell and David Gonzalez, as "Escrow Agent". Pursuant to the Pledge and Escrow Agreement, the Company pledged 3,000,000 shares of its Common Stock (the "Pledged Shares") to secure payment of the Convertible Debentures. The Company has delivered to the Escrow Agent a certificate issued in the name of the Company representing the Pledged Shares. In the event of a default by the Company under the Convertible Debenture or other agreements relating to it, the Escrow Agent is authorized to deliver the Pledged Shares to Cornell. In addition to all other remedies available to Cornell, upon an event of default, the Company is required to promptly file a registration statement with the Securities & Exchange Commission ("SEC") to register the Pledged Shares for resale by Cornell.

Under the Purchase Agreement, Cornell agreed to purchase a second Convertible Debenture from the Company in the face amount of $250,000 for a like amount two business days prior to the date the Company files a registration statement pursuant to the Registration Rights Agreement described below. The terms of the second Convertible Debenture, if issued, will be similar to the terms of the Convertible Debenture the Company sold to Cornell on December 8, 2005.

Pursuant to the Purchase Agreement, the Company issued a warrant ("Warrant") to Cornell to purchase 257,732 shares of Common Stock for a period of five years at an exercise price of $0.97 per share, subject to adjustment as set forth in the Warrant (the "Exercise Price"). In no event, however, shall the holder of the Warrant be entitled to exercise the Warrant for a number of shares in excess of that number of shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of Common Stock following such exercise, except within sixty days of the expiration of the Warrant. If at the time of exercise of the Warrant, the shares of Common Stock underlying the Warrant are not subject to an effective registration statement under the Securities Act of 1933, as amended (the "Act") or if an event of default under the Convertible Debentures or the Transaction Documents has occurred, the holder of the Warrant, in lieu of making payment of the Exercise Price in cash, may elect a cashless exercise in accordance with the formula set forth in the Warrant.

If, subject to the exceptions set forth in the Warrant, during the time that the Warrant is outstanding the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than a price equal to the then Exercise Price, then the Exercise Price will be reduced to an amount equal to such consideration per share. Upon each such adjustment, the number of shares of Common Stock issuable upon exercise of the Warrant will be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares issuable upon exercise of the warrants immediately prior to such adjustment and dividing the product by the Exercise Price resulting from such adjustment. Similar adjustments will be made upon any issuance or sale by the Company of options to purchase Common Stock or convertible securities.

On December 8, 2005, the Company also entered into a Registration Rights Agreement with Cornell. Pursuant to the Registration Rights Agreement, the Company has agreed to prepare and file within forty-five days of the date hereof with the SEC a registration statement for the resale by Cornell of the shares of Common Stock to be issued upon conversion of the Convertible Debentures and the 257,732 shares of Common Stock underlying the Warrant. In the event that the Company fails to timely file the registration statement or it is not declared effective by the SEC within 120 days after December 8, 2005 or if after it has been declared effective by the SEC, sales cannot be made pursuant to the registration statement, then the Company will pay liquidated damages of 2% of the liquidated value of the Convertible Debentures outstanding for each thirty day period after the filing deadline or the 120 day period, as the case may be. The Company has agreed to indemnify Cornell against certain losses, costs or damages which may arise in connection with the registration statement, including those which may arise under the Act.

Section 2 - Financial Information

Item 2.03 Creation of a direct Financial Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of the secured loan obligation by the Company.


Item 3.02 Unregistered Sales of Equity Securities.
See Item 1.01 above for a description of the transactions pursuant to which the Company issued Debentures and Warrants. All securities were issued pursuant to Rule 506 of Regulation D promulgated under the Act and/or Section 4(2) of the Act.

Exhibits

10.1   Convertible Debenture
10.2   Securities Purchase Agreement
10.3   Escrow Agreement
10.4   Investor Registration Rights Agreement
10.5   Pledge and Escrow Agreement
10.6   Security Agreement
10.7   Subsidiary Security Agreement, Contact Sports, Inc.
10.8   Subsidiary Security Agreement, Ty-Breakers Corp.
10.9   Warrant



                           SIGNATURES
                           ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 9, 2005


                              ALFA International Holdings Corp.
                              ---------------------------------
                                   (Registrant)


                              BY: /s/ Frank J. Drohan
                                  -----------------------
                                   Frank J. Drohan,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer